Exhibit 10.83

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) is made as of October 21, 2020, by and between ARE-SAN FRANCISCO NO. 17, LLC, a Delaware limited liability company (“Landlord”), and ULTRAGENYX PHARMACEUTICAL INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are now parties to that certain Lease Agreement dated as of December 15, 2019, as amended by that certain First Amendment to Lease Agreement dated as of September 30, 2020 (the “First Amendment”) (as amended, the “Lease”).  Pursuant to the Lease, Tenant leases certain premises consisting of approximately 25,897 rentable square feet of space (the “Existing Premises”) in a building located at 7000 Shoreline Court, South San Francisco, California (the “Building”).  The Existing Premises are more particularly described in the Lease.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.Tenant has elected to exercise its right of first offer pursuant to Section 13 of the First Amendment with respect to the ROFO Premises.

C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, expand the size of the Existing Premises by adding the ROFO Premises on the ground floor of the Building containing approximately 6,480 rentable square feet, as more particularly shown on Exhibit A attached hereto (the “Second Expansion Premises”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

Second Expansion Premises.  In addition to the Existing Premises, commencing on the Second Expansion Premises Commencement Date (as defined in Section 2 below), Landlord leases to Tenant, and Tenant leases from Landlord, the Second Expansion Premises.

2.

Delivery.  Landlord shall use reasonable efforts to deliver (“Delivery” or “Deliver”) the Second Expansion Premises to Tenant 1 business day after the mutual execution and delivery of this Second Amendment for the construction by Tenant of the Tenant Improvements pursuant to the terms of the First Expansion Premises Work Letter attached to the First Amendment as Exhibit B.  The “Second Expansion Premises Commencement Date” shall be the date that Landlord Delivers the Second Expansion Premises to Tenant. The “Second Expansion Premises Rent Commencement Date” shall be the date that is 7 months after the First Expansion Premises Rent Commencement Date (as defined in the First Amendment).  As used herein, the terms “Tenant Improvements” and “Substantially Completed” shall have the meanings set forth for such terms in the First Expansion Premises Work Letter.

Upon request of either party, the parties shall execute and deliver a written acknowledgment of the Second Expansion Premises Commencement Date and Second Expansion Premises Rent Commencement Date in a form attached here to as Exhibit B; provided, however, the failure to execute and deliver such acknowledgment shall not affect the parties’ rights hereunder.

Except as set forth in the First Expansion Premises Work Letter: (i) Tenant shall accept the Second Expansion Premises in their condition as of the date Landlord Delivers the Second Expansion Premises to Tenant; (ii) Landlord shall have no obligation for any defects in the Second Expansion Premises; and (iii) Tenant’s taking possession of the Second Expansion Premises shall be conclusive evidence that Tenant accepts the Second Expansion Premises and that the Second Expansion Premises were in good condition at the time possession was taken.

For the period of 30 consecutive days after the Second Expansion Premises Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems exclusively serving the Second Expansion Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Tenant agrees and acknowledges that, except as expressly provided for herein, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Second Expansion Premises, and/or the suitability of the Second Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Second Expansion Premises are suitable for the Permitted Use.

3.

Definition of Premises and Rentable Area of Premises.  Commencing on the Second Expansion Premises Commencement Date, the defined terms “Premises” and “Rentable Area of Premises” on Page 1 of the Lease is deleted in its entirety and replaced with the following:

“Premises:  That portion of the Building containing approximately 32,377 rentable square feet, consisting of (i) approximately 10,781 rentable square feet on the second floor of the Building (the “Original Premises”), (ii) approximately 15,116 rentable square feet on the ground floor of the Building (the “First Expansion Premises”), and (iii) approximately 6,480 rentable square feet on the ground floor of the Building (the “Second Expansion Premises”), as determined by Landlord, all as shown on Exhibit A.”

“Rentable Area of Premises:  32,377 sq. ft.”

Exhibit A attached to the Lease is amended as of the Second Expansion Premises Commencement Date to include Exhibit A attached to this Second Amendment.

4.	Base Term. Commencing on the Second Expansion Premises Commencement Date, the defined term “Base Term” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Base Term:  Commencing (i) with respect to the Original Premises on the Commencement Date, (ii) with respect to the First Expansion Premises on the First Expansion Premises Commencement Date, and (iii) with respect to the Second Expansion Premises on the Second Expansion Premises Commencement Date, and ending with respect to the entire Premises on March 31, 2025.”

5.	Base Rent.

a.Original Premises and First Expansion Premises.  Tenant shall continue to pay Base Rent for the Original Premises and the First Expansion Premises as provided for in the Lease.

b.Second Expansion Premises.  Commencing on the Second Expansion Premises Rent Commencement Date, Tenant shall commence paying Base Rent with respect to the Second Expansion Premises at the same rate per rentable square foot that Tenant is then paying with respect to the First Expansion Premises, as adjusted pursuant to Section 4 of the Lease.

6.

Definition of Tenant’s Share of Operating Expenses.  Commencing on the date that is 7 months after the First Expansion Premises Rent Commencement Date, the defined term “Tenant’s Share of Operating Expenses” on page 1 of the Lease is deleted in their entirety and replaced with the following:

“Tenant’s Share of Operating Expenses:  23.17%”

7.	Security Deposit. Tenant shall not be required to deposit any additional Security Deposit with Landlord in connection with the leasing of the Second Expansion Premises.

8.

Parking.  For the avoidance of doubt, commencing on the Second Expansion Premises Commencement Date, the provisions of Section 10 of the Lease shall apply to the leasing of the Second Expansion Premises.

9.

Common Corridor.  For the avoidance of doubt, because Tenant has elected to expand the Premises to include the Second Expansion Premises, Tenant acknowledges and agrees that Landlord has no obligation to construct the common corridor referenced in Section 2 and on Exhibit A of the First Amendment.

10.	Address for Rent Payment. Commencing on the date of this Second Amendment, the “Address for Rent Payment” on Page 1 of the Lease is hereby deleted in its entirety and replaced with the following:

“Landlord’s Lockbox Instructions:

REMITTANCES SENT VIA CHECK SHOULD BE SENT TO:

[***]

REMITTANCES SENT VIA OVERNIGHT COURIER SHOULD BE SENT TO:

[***]

11.

Brokers.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction, other than Kidder Mathews (as Tenant’s representative) and Jones Lang LaSalle (as Landlord’s representative).  Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than Kidder Mathews and Jones Lang LaSalle, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

12.	California Accessibility Disclosure. The provisions of Section 42(p) of the Lease are hereby incorporated by reference.
13.

OFAC.  Tenant and any beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

14.	Miscellaneous.

a.This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

c.This Second Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Second Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d.Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment.  In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail.  Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[Signatures on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

LANDLORD:

ARE-SAN FRANCISCO NO. 17, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership,

managing member

By:ARE-QRS CORP.,
a Maryland corporation,
its General Partner

By: /s/ Kristen Childs
Its: Vice President, RE Legal Affairs

Date:

TENANT:

ULTRAGENYX PHARMACEUTICAL INC.,

a Delaware corporation

By: /s/ Shalini Sharp
Its: CFO

Date: 21-OCT-2020

EXHIBIT B

Acknowledgment of Second Expansion Premises Commencement Date

This ACKNOWLEDGMENT OF SECOND EXPANSION PREMISES COMMENCEMENT DATE is made this _____ day of ______________, 202__, between ARE-SAN FRANCISCO NO. 17, LLC, a Delaware limited liability company (“Landlord”), and ULTRAGENYX PHARMACEUTICAL INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement dated as of December 15, 2019, as amended by that certain First Amendment to Lease Agreement dated as of September 30, 2020, and as further amended by that certain Second Amendment to Lease Agreement dated as of October __, 2020 (as amended, the “Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Second Expansion Premises Commencement Date is ______________, _____, the Second Expansion Premises Rent Commencement Date is ______________, _____, and the expiration date of the Base Term is March 31, 2025.  In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Second Expansion Premises Commencement Date, this Acknowledgment of Second Expansion Premises Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF SECOND EXPANSION PREMISES COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

ULTRAGENYX PHARMACEUTICAL INC.,

a Delaware corporation

By:

Its:

LANDLORD:

ARE-SAN FRANCISCO NO. 17, LLC,
a Delaware limited liability company

By:ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By:ARE-QRS CORP.,
a Maryland corporation,
general partner

By:
Its: